Exhibit 10.5

Loan Agreement

This Loan Agreement (hereafter referred to as the “Agreement”), dated as of January 28, 2011, was made and entered into between

(1)	Beijing 21Vianet Broad Band Data Center Co., Ltd. (the “Lender”)

Registered address: 3/F, Building 5, No.1 Jiuxianqiao Road, Chaoyang District, Beijing

Post code: 100016

(2)	Sheng Chen

ID No. 110108196807271450

Jun Zhang

ID No. 110108196803261474

(Chen Shen and Jun Zhang are together referred to as the “Borrowers”)

The Loaner and the Borrowers are hereinafter referred to as the “Party” respectively and the “Parties” collectively.

Whereas,

(1)	The borrowers are shareholders of Beijing aBitCool Network Technology Co., Ltd. (former known as Beijing 21Vianet Information System Company Limited), with Sheng Chen holding 70% of the equity, and Jun Zhang holding another 30% (together the “Target Equity”).

(2)	For the purpose of developing data center business, jointly providing value-added telecommunication services, and operating the aBitCool Network, the Lender, the Borrowers and other relevant parties have previously been engaged in loan arrangements, transfer and restructuring of debts and obligations.

For the purpose of clarifying the respective rights and obligations of the Lender and the Borrowers, and upon friendly consultation, the Parties agree as follows:

1.	The Loan

1.1	It is confirmed among the Parties that since July 2003, the Lender has provided Sheng Chen and Jun Zhang with a certain amount of loans. As of the date of this Agreement, Sheng Chen owes the Lender a total of RMB 7,000,000 and Jun Zhang owes the Lender a total of RMB 3,000,000 (hereinafter referred to as the “Loan under this Agreement”).

1.2	The Lender and the Borrowers agree that the Loan under this Agreement is free of interest.

1.3	The Lender and the Borrowers confirm that the Loan under this Agreement has been used to fund the business operation of Beijing aBitCool Network Technology Co., Ltd.

1.4	The Parties agree that the Loan under this Agreement is an open-ended loan.

2.	Borrowers’ Commitment

2.1	The Borrowers, without the prior written consent of the Lender, shall not transfer (or procure to transfer) the Target Equity in whole or in part to a third party, or create any charges or restrictions on the Target Equity in whole or in part.

3.	Loan Payment

3.1	Subject to applicable laws and this Clause 3, the Borrowers have the right to request the Borrowers to pay back the Loan under this Agreement at anytime.

3.2	Subject to the P.R.C. laws that are applicable at the time of payment, the Borrowers shall transfer (or procure to transfer) the Target Equity to the Lender or any organization or individual designated by the Lender, as the only way of payment, and shall complete any necessary procedures for government approval or filing.

3.3	If the Borrowers have, pursuant to this Agreement, transferred (or procured to transfer) the Target Equity to the Lender, and have offset, waived or paid back (as the case may be) the price of the Target Equity, it shall be deemed that the Borrowers have paid the Loan in full under this Agreement.

3.4	When Beijing aBitCool Network Technology Co., Ltd. has changed its shareholder register, and has duly completed the filing procedure with the relevant industry and commerce administration, with the Lender or the person the Lender designates listed as the legitimate holder of the above Target Equity, it shall be deemed that the transfer of the equity has been completed.

3.5	When Beijing aBitCool Network Technology Co., Ltd. determined the actual payment time, and if the payment method in Clause 3.2 becomes non-practicable because of law or due to the government, or the Borrowers refuse to make the payment pursuant to Clause 3.2 due to reasons other than law or government, the Lender has the right to request the Borrowers to make the payment in other designated methods and bear the default liability in Clause 5.2 under this Agreement.

4.	Tax

4.1	The Lender shall bear all the relevant taxes and reasonable costs in relation to the Loan under this Agreement.

5.	Termination and Default Liability

5.1	This Agreement terminates when the Borrowers have paid back the loan in full pursuant to the provisions in this Agreement.

5.2	Subject to Clause 3.5 of this Agreement, in the event that the Borrowers fail to pay back the loan pursuant to this Agreement, the Borrowers are subject to a delay penalty at a daily rate of 0.02% of the outstanding amount to the Lender (applicable from the payment date decided by the Lender), and shall compensate the Lender for the latter’s economic loss directly incurred due to the default.

6.	Confidentiality Obligation

The Parties acknowledge and confirm that any oral or written materials they exchanged with each other in connection with this Agreement are confidential. The Parties shall maintain all such materials in confidence and not disclose any relevant materials to any third party without the other Party’s prior written consent, unless (a) the materials are or will become publicly available (other than through the receiving Party) ;(b) the disclosure is required by applicable laws or regulations; or (c) the disclosure is made by either Party to its legal or financial consultants with respect of the transaction contemplated hereof, who shall also comply with the confidential obligation similar to that in this clause. Any disclosure by the employees of either Party or any other agencies it hires will be deemed as disclosure by that Party, and that Party will be liable for breach of contract in accordance with this Agreement.

7.	Applicable Laws and Dispute Resolution

7.1	The conclusion, effect, interpretation, performance, amendment and termination of the Agreement, and dispute resolution shall be governed by the P.R.C. laws.

7.2	In the case of any dispute arising from the interpretation and performance of this Agreement, the Parties hereto shall first resort to friendly negotiation. If the dispute remains unresolved 30 days after one Party issued a written notice to the other Party calling for negotiation, either Party can bring the dispute to the China International Economic and Trade Arbitration Commission. The Commission will resolve the dispute through arbitration in accordance with its current effective arbitration rules. The arbitration shall be held in Beijing. The arbitration award shall be final and binding on the Parties.

7.3	If any dispute arises from the interpretation and performance of this Agreement or any disputes are under arbitration, the Parties hereto may continue to exercise other rights and shall continue to perform other obligations under this Agreement, except the matters in dispute.

8.	Miscellaneous

8.1	The Agreement shall come into force from the date of execution by the Parties. From the date of execution, if there are other written or oral agreements and documents in respect of the Loan that are in conflict with the main contents of this Agreement, this Agreement shall prevail.

8.2	The Agreement is in triplicate, and each Party holds one copy, which has the same legal effect.

8.3	This Agreement can be modified or amended with the written agreement by both Parties. Any modified or amended agreement relating to this Agreement shall constitute an integral part of this Agreement, and shall have the same effect as this Agreement.

8.4	The invalidation of any clauses under this Agreement will not affect the validity of the other clauses.

(This page is intentionally left blank. This is the signature page of the Loan Agreement.)

Lender: 21Vianet Data Center Company Limited (company seal)

Signature: /s/ Sheng Chen

Name: Sheng Chen

Title: Legal Representative

Borrower: Sheng Chen

Signature: /s/ Sheng Chen

Borrower: Jun Zhang

Signature: /s/ Jun Zhang